Exhibit-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of U.S. China Mining Group Inc. (Formerly known as Songzai Holding Group, Inc.) of our report dated March 27, 2012 relating to the financial statements which appear in the Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in this Registration Statement.
Goldman Kurland and Mohidin, LLP
Encino, California
February 4, 2013